   As filed with the Securities and Exchange Commission on October 4, 1996.

                                                      Registration No. 333-

-----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           INCYTE PHARMACEUTICALS, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                             94-3136539
   ______________________________       ________________________________
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

         3174 Porter Drive
       Palo Alto, California                         94304
  ________________________________      ________________________________
(Address of Principal Executive Offices)           (Zip Code)

                 1991 STOCK PLAN OF INCYTE PHARMACEUTICALS, INC.
            ________________________________________________________
                            (Full title of the plan)

          ROY A. WHITFIELD                          Copy to:
President and Chief Executive Officer        STANTON D. WONG, ESQ.
    Incyte Pharmaceuticals, Inc.         Pillsbury Madison & Sutro LLP
         3174 Porter Drive                       P.O. Box 7880
    Palo Alto, California 94304             San Francisco, CA 94120
           (415) 855-0555                        (415) 983-1000
    ____________________________          ____________________________
(Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
    Title of       Amount    Proposed Maximum     Proposed     Amount of
  Securities To     To Be     Offering Price Maximum Aggregate Registration
  Be Registered Registered(1)  per Share(2)   Offering Price(2)   Fee

--------------------------------------------------------------------------------

  Common Stock,    400,000        $46.75        $18,700,000     $5,667.00
 $.001 par value   shares

--------------------------------------------------------------------------------

(1)   Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices of the Company's Common Stock on The Nasdaq National Market
      on September 27, 1996.
                                _________________

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                Page 1 of 8 Pages

                         Exhibit Index Appears on Page 5

                          INFORMATION REQUIRED PURSUANT
                          -----------------------------
                      TO GENERAL INSTRUCTION E TO FORM S-8
                      ------------------------------------


GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

     Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on June 20, 1995, File No. 33-93666 and on March 10, 1994, File No. 33-76344 are hereby incorporated by reference.

                                     Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration State-ment:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 1995;

     (2) Registrant's Quarterly Reports on Form 10-Q (File No. 0-27488) for the quarters ended March 31, 1996 and June 30, 1996;

     (3) Registrant's Current Report on Form 8-K (File No. 0-27488) filed with the Securities and Exchange Commission on September 2, 1996; and

     (4) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed October 7, 1993 (File No. 1-12400).

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                            Page 2 of 8 Pages

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 2, 1996.

                             INCYTE PHARMACEUTICALS, INC.



                             By  /s/ Roy A. Whitfield
                                -------------------------------------------
                                     Roy A. Whitfield
                                       President and
                                  Chief Executive Officer
                               (Principal Executive Officer)


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy A. Whitfield and Randal W. Scott, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registra-tion Statement has been signed by the following persons in the capacities and on the date indicated:


     Signature                          Title                    Date
     ---------                          -----                    ----


/s/ Roy A. Whitfield  President, Chief Executive Officer     October 2, 1996
--------------------
    Roy A. Whitfield  (Principal Executive Officer) and Director



/s/ Denise M. Gilbert  Executive Vice President, Finance and October 2, 1996
---------------------
    Denise M. Gilbert  Chief Financial Officer (Principal
                       Financial Officer)



/s/ Janet L. Nibel     Controller and Director, Finance and  October 2, 1996
---------------------
    Janet L. Nibel     Administration (Principal Accounting
                       Officer)

     Signature                          Title                    Date
     ---------                          -----                    ----


/s/ Jeffrey J. Collinson Chairman of the Board               October 2, 1996
--------------------
    Jeffrey J. Collinson



/s/ Barry M. Bloom        Director                           October 2, 1996
---------------------
    Barry M. Bloom



/s/ Frederick B. Craves    Director                          October 2, 1996
-----------------------
    Frederick B. Craves



/s/ Jon S. Saxe            Director                          October 2, 1996
 ---------------
    Jon S. Saxe



/s/ Randal W. Scott        Director                          October 2, 1996
-------------------
    Randal W. Scott



                               Page 4 of 8 Pages

                                INDEX TO EXHIBITS
                                -----------------



Exhibit
Number      Exhibit
------      -------

  5.1       Opinion regarding legality of
            securities to be offered.

 10.1       1996 Amendment to the 1991 Stock Plan

 23.1       Consent of Ernst & Young LLP,
            Independent Auditors.

 23.2       Consent of Pillsbury Madison &
            Sutro LLP (included in Exhibit 5.1).

 24.1       Power of Attorney (see page 3).


                            Page 5 of 8 Pages

                                                                EXHIBIT 5.1
                                                                -----------

                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]

                                 October 4, 1996



Incyte Pharmaceuticals, Inc.
3174 Porter Drive
Palo Alto, CA 94304


     Re:   Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 400,000 shares of the Company's Common Stock issuable pursuant to the Company's 1991 Stock Plan (the "1991 Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1991 Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,

                             /s/ PILLSBURY MADISON & SUTRO LLP












                               Page 6 of 8 Pages

                                                  Exhibit 10.1
                                                  ------------

                              1996 AMENDMENT TO THE
                              ---------------------

                                 1991 STOCK PLAN
                                 ---------------

                         OF INCYTE PHARMACEUTICALS, INC.
                         -------------------------------


     THIS AMENDMENT amends the 1991 Stock Plan of Incyte Pharmaceuticals, Inc. (the "Company"), as last amended and restated on March 22, 1995 (the "Plan"). Unless specifically otherwise defined, each term used herein shall have the meaning assigned to such term in the Plan.

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Plan to increase the number of shares authorized for issuance thereunder:

     NOW THEREFORE, the Plan is hereby amended as follows:

     1.  Stock Subject to the Plan.
         -------------------------

     1.1 Section 5, paragraph (a) of the Plan shall be amended by deleting the second sentence and replacing it with the following:

          "The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 2,000,000 Shares, subject to adjustment pursuant to Section 9."

     2.   Date of Amendment.  To record the adoption of this Amendment to the
          -----------------
Plan by the Board of Directors as of May 21, 1996 and the approval by the stockholders of this Amendment on such date, the Company has caused its authorized officer to execute the same.


                              INCYTE PHARMACEUTICALS, INC.



                              By  /s/ Roy A. Whitfield
                                 -------------------------------
                                  President and Chief Executive
                                   Officer


                               Page 7 of 8 Pages

                                                  Exhibit 23.1
                                                  ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Plan of Incyte Pharmaceuticals, Inc. of our report dated February 8, 1996, with respect to the financial statements of Incyte Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


Palo Alto, California
October 3, 1996

                              Page 8 of 8 Pages